                                                                      EXHIBIT 99

MHR HOLDINGS LLC

By:     /s/ Janet Yeung
        -----------------
        Name: Janet Yeung
        Title: Authorized Signatory

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

MHR FUND MANAGEMENT LLC

By:     /s/ Janet Yeung
        -----------------
        Name: Janet Yeung
        Title: Authorized Signatory

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

MHR INSTITUTIONAL PARTNERS III LP

By:    MHR Institutional Advisors III LLC,
       its General Partner

        /s/ Janet Yeung
        -----------------
        Name: Janet Yeung
        Title: Authorized Signatory

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019

MHR INSTITUTIONAL ADVISORS III LLC

By:     /s/ Janet Yeung
        -----------------
        Name: Janet Yeung
        Title: Authorized Signatory

Address: 40 West 57th Street, 24th Floor
         New York, New York 10019